UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2024

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	IPG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2024, The Interpublic Group of Companies, Inc. (the “Company”) entered into an amendment and restatement (the “Amendment”) of the Company’s credit agreement originally dated as of July 18, 2008 (as amended and restated as of November 1, 2021 and as amended and restated pursuant to the Amendment, the “Credit Agreement”), by and among the Company; the initial lenders and the initial issuing bank named therein; Citibank, N.A. (“Citibank”), as administrative agent; Bank of America, N.A. and JPMorgan Chase Bank, N.A. (“JPMorgan”), as co-syndication agents; Morgan Stanley MUFG Loan Partners, LLC, as documentation agent; and Citibank, JPMorgan, BofA Securities, Inc. and Morgan Stanley MUFG Loan Partners, LLC, as joint lead arrangers and joint book managers. Under the Amendment, among other things, the maturity date of the Credit Agreement was extended to May 29, 2029. The revolving commitments under the Credit Agreement remain unchanged at $1.5 billion, and the Company continues to have the ability to increase the commitments under the Credit Agreement from time to time by an additional amount of up to $250 million, provided the Company receives commitments for such increases and satisfies certain other conditions.

Pursuant to the Amendment, the cost structure has changed. Based on the Company’s current credit ratings, the applicable margin for Base Rate borrowings is 0.125%, for EURIBOR and SONIA borrowings is 1.125%, and for Term SOFR borrowing is 1.225% (each of Base Rate, EURIBOR, SONIA and Term SOFR as defined in the Credit Agreement), and the facility fee payable on a lender’s revolving commitment is 0.125%.

The Amendment continues to include a required leverage ratio, among other customary covenants. Under the Credit Agreement, the Company is required to maintain, as of the end of each fiscal quarter, a leverage ratio of not more than 3.50 to 1.00. At the election of the Company, the leverage ratio may be changed to not more than 4.00 to 1.00 for four consecutive fiscal quarters, beginning with the fiscal quarter in which there is an occurrence of one or more acquisitions with an aggregate purchase price of at least $200 million.

Pursuant to the Amendment, the event of default triggers for cross defaults, judgement defaults and change of control remain the same.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above related to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1:	Amended and Restated Credit Agreement, dated as of May 29, 2024, among The Interpublic Group of Companies, Inc., the lenders named therein and Citibank, N.A., as administrative agent.

Exhibit 104:	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: May 30, 2024	By:	/s/ Andrew Bonzani
Andrew Bonzani
Executive Vice President and General Counsel

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